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                                                                   Exhibit 10.59

                             SPHERION CORPORATION
                              DEFERRED STOCK PLAN
                      (AS AMENDED THROUGH APRIL 10, 2001)

1.       PURPOSES.

                  The purposes of this Spherion Corporation Deferred Stock Plan are to provide incentives and rewards to those employees and directors largely responsible for the success and growth of Spherion Corporation and its Subsidiary corporations, and to assist all such entities in attracting and retaining executives and other key employees with experience and ability and to assist Spherion Corporation in attracting and retaining qualified non-employee directors, and to secure for the Company and its stockholders the benefit of stock ownership in the Company by those individuals.

2.       DEFINITIONS.

                           (a) "Award" means an award of shares of Common Stock
                  made under the terms hereof.

                           (b) "Board of Directors" means the Board of Directors
                  of the Company.

                           (c) "Common Stock" means the Common Stock, $0.01 par
                  value, of the Company.

                           (d) "Company" means Spherion Corporation, a Delaware
                  corporation, or its successor.

                           (e) "Director" means a member of the Board of
                  Directors of the Company.

                           (f) "Plan" means this Spherion Corporation Deferred
                  Stock Plan, as the same may be amended from time to time.

                           (g) "Recipient" means an employee of the Company or a
                  Subsidiary or a Director who has been granted an Award under the Plan.

                           (h) "Subsidiary" means a subsidiary of the Company
                  controlled directly or indirectly by the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended, and such subsidiaries divisions, departments, and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

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3.       ADMINISTRATION OF THE PLAN.

                           (a) The Plan shall be administered by a Compensation
                  Committee (the "Committee") consisting of not less than two
                  (2) Directors of the Company each of whom qualifies as an "Outside Director" under Treasury Regulation Section 1.162-27(e)(3) and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board of Directors. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee. All references herein to the Committee shall be deemed to mean any successor to the Committee, however designated, or the Board of Directors, if the Board of Directors has not appointed a Committee.

                           (b) Subject to the powers herein specifically
                  reserved to the Board of Directors, the Committee shall have full power and authority to determine which Recipients shall receive Awards, to construe, interpret and administer the Plan and, subject to the other provisions of the Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the stockholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant of Awards under the Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt such rules and regulations for the carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards. In addition, the Committee may delegate to the Chief Executive Officer of the Company the authority to grant Awards to Recipients who are not subject to Section 16(a) of the Securities Act of 1933, as amended. Notwithstanding the foregoing, the Board of Directors shall have authority to determine which Directors shall receive Awards and the terms and conditions of such Awards.

4.       ELIGIBILITY.

                  Awards may be granted to any Recipient as determined by the Committee in its sole discretion.

5.       STOCK SUBJECT TO THE PLAN.

                  The total number of shares of Common Stock issuable under this Plan may not exceed an aggregate of 1,125,000 shares. Shares of Common Stock to be


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                  delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares provided, to the extent required under the listing requirement of the New York Stock Exchange, shares of authorized but unissued Common Stock shall be issued in respect of Awards only if the Plan has been approved by the shareholders of the Company.

6.       VESTING REQUIREMENTS AND OTHER CONTINGENCIES.

                  The Committee shall determine that an Award shall be vested at such times and upon such terms as may be selected by it. However, the Committee may accelerate the vesting of any Award upon a "Change of Control of the Company" as such term may be defined in the Award agreement. In addition, the Committee may require a Recipient to refund to the Company the value of an Award realized by a Recipient, if the Recipient accepts employment with a competitor of the Company or a subsidiary of the Company within six (6) months of such realization. A Recipient shall be deemed to realize its value upon the payment (in cash or stock) of the Award and its value shall be the amount of shares of Common Stock received in connection with the Award. The market value of shares shall be the closing price for the Common Stock on the New York Stock Exchange (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date of realization, or if such closing price is not reported on such date, the last reported closing price.

7.       DELIVERY OF COMMON STOCK.

                  Except as provided in Section 8, the shares of Common Stock that are the subject of an Award shall be delivered to a Recipient within a reasonable time after such Award (or portion of an Award) has become vested.

8.       DEFERRED PAYMENT.

                  At the election of a Recipient, all or any portion of the shares of Common Stock that are the subject of an Award may be deferred beyond the date on which such Award becomes vested and otherwise payable. Deferrals shall be for such periods and upon such terms as the Committee may determine.

9.       CONTINUATION OF EMPLOYMENT.

                  The Committee shall require that a Recipient must be a Director or an employee of the Company or a Subsidiary (or must have retired with the approval of the Company or a Subsidiary) at the time an Award becomes vested. Notwithstanding the foregoing, the Committee shall have the sole power to determine the date of and the circumstances which shall constitute a cessation of employment (including whether the spin-off of a Subsidiary constitutes a cessation of employment of employees who continue in the employ of Subsidiary subject to


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                  such spin-off) and to determine whether such cessation is the result of retirement, death or any other reason. The Committee may provide for the termination of any such outstanding Award if a Recipient ceases to be a Director or an employee of the Company or a Subsidiary and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole and absolute discretion, deems advisable.

10.      EMPLOYMENT STATUS.

                  No Award shall be construed as imposing upon the Company or a Subsidiary the obligation to continue the employment or directorship of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

11.      REGISTRATION OF STOCK.

                  Each Award and shall be subject to the requirement that if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or Stock Option or the purchase of shares thereunder, the Award or Stock Option may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its sole discretion, deems unacceptable.

12.      ASSIGNABILITY.

                  No Award shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution.

13.      DILUTION OR OTHER ADJUSTMENTS.

                  In the event of any changes in the capital structure of the Company, including, but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any other provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan or the number of shares of Common Stock subject to an outstanding Award.

14.      MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC.

                  The Board of Directors may make such arrangements it deems advisable with respect to outstanding Awards in connection with any corporate merger,


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                  consolidation, major acquisition of property for stock,
                  reorganization, or liquidation, which arrangements shall be binding upon Recipients of outstanding Awards, including, but not limited to, the substitution of any new Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

15.      WITHHOLDING TAXES.

                  The Company shall have the right to require the payment of any federal, state, local or foreign taxes required by law to be withheld with respect to any Awards. Such payment may be made in cash, by withholding from Recipient's normal pay, or subject to such conditions as the Committee may establish, a Recipient may elect, in accordance with any applicable regulations, to tender shares of Common Stock to the Company, or have the Company withhold shares of Common Stock, to satisfy all or part of any such withholding obligations, with the value of such tendered or withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

16.      COSTS AND EXPENSES.

                  The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient. Costs associated with the sale by a Recipient of any shares of Common Stock granted under this Plan shall be borne by the Recipient.

17.      FUNDING THE PLAN.

                  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

18.      AWARD CONTRACTS AND AWARD AGREEMENTS.

                  The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the stockholders of the Company and the Recipients. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock are issued to the Recipient.

19.      GUIDELINES.

                  The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines from time to time as the Board deems necessary.


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20.      AMENDMENT AND DISCONTINUANCE.

                  The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that no amendment, modification or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 13 hereof or unless the same is by reason of the matters referred to in
                  Section 14 hereof.


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